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                                                                    EXHIBIT 99.2

                      [LETTERHEAD OF ANDERSON & STRUDWICK]



                                     CONSENT

                                       OF

                              ANDERSON & STRUDWICK


The Board of Directors
First State Bancorp
10820 Zelzah Avenue
Granada Hills, California 31344

Members of the Board:


         We hereby consent to the inclusion of our opinion letter, dated July 10, 2003, to the Board of Directors of First State Bancorp to the Registration Statement on Form S-4 of Boston Private Financial Holdings, Inc., and to the Proxy Statement and Prospectus which forms a part thereof, and references made to such opinion in such Proxy Statement and Prospectus and to the use of our name as financial advisor to First State Bancorp in the Registration Statement and Proxy Statement and Prospectus.



                                             /s/ Anderson & Strudwick

                                             ANDERSON & STRUDWICK


Date: September 25, 2003